Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Rhino Resource Partners LP of our report dated May 5, 2010  relating to the consolidated financial statements of Rhino Energy LLC, appearing in the Prospectus, which is part of Amendment No. 5 to the Registration Statement on Form S-1 of Rhino Resource Partners LP, filed on September 20, 2010.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

October 1, 2010